EXECUTIVE LONG-TERM INCENTIVE
                                COMPENSATION PLAN

                  COMMUNITY ENERGY ALTERNATIVES INCORPORATED

                                 January 1, 1994


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                                TABLE OF CONTENTS
                                                                        Page No.

1.    Purposes....................................................         1

2.    Definitions.................................................         1

3.    Eligibility.................................................         3

4.    Administration..............................................         4

5.    Determination of Award Year.................................         4

6.    Determination of Target Incentive Award.....................         5

7.    Determination of Performance Objectives.....................         5

8.    Determination of Achievement of Performance Objectives......         6

9.    Determination of Final Incentive Awards.....................         6

10.   Deferral of Final Incentive Award...........................         7

11.   Election to Defer Award.....................................         7

12.   Hardship Distribution.......................................         9

13.   Participant Deferral Accounts...............................         9

14.   Termination.................................................         11

15.   Assignment..................................................         12

16.   Plan Does Not Constitute an Employment Agreement............         12

17.   Amendment or Termination of the Plan by the Company.........         12

18.   What Constitutes Notice.....................................         13

19.   Advance Disclaimer of Any Waiver............................         13

20.   Effect on Invalidity of Any Part of the Plan................         14

21.   Plan Binding on Any Successor Owner.........................         14

22.   Laws Governing This Plan....................................         14

23.   Miscellaneous...............................................         14

24.   Withholding.................................................         14

25.   Effective Date..............................................         15


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                  COMMUNITY ENERGY ALTERNATIVES INCORPORATED

                          EXECUTIVE LONG-TERM INCENTIVE
                                COMPENSATION PLAN

                                 January 1, 1994

1.    Purposes
            The purposes of this Plan are to foster attainment of the long-term financial and operating objectives of the Company by providing incentive to members of the senior management of this Company tied strictly to the achievement of those long-term objectives; to supplement the Company's salary and benefit programs so as to provide overall compensation for such executives which is competitive with corporations with which the Company must compete for executive talent; and to assist the Company in attracting and retaining executives who can materially influence its long-term financial and operating results.
2.    Definitions
            As used in this Plan, the following words and phrases shall have the following meanings unless the context clearly requires otherwise:
            (a) "Account" - an Account established pursuant to Paragraph 13 of this Plan.
            (b) "Award Cycle" - a period of three consecutive Plan Years as designated by the Committee.
            (c) "Award Year" - a Plan Year with respect to which Final Incentive Awards to Participants in the Plan are approved by the Committee.
            (d)  "Base   Salary"  -  a  sum  equal  to  the  annual  rate  of  a
      Participant's base compensation as of the first day of any Award Cycle.
            (e) "Committee" - the Compensation Committee of the Board of Directors of the Company.
            (f)   "Company" - Community Energy Alternatives Incorporated.


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            (g)  "Disability" - any physical or mental condition which renders a
      Participant incapable of performing further work for the Company and that results in termination of such Participant's employment.
            (h) "Distribution Date" - a date for distribution established by the Committee pursuant to Paragraph 10(b) of this Plan.
            (i) "Enterprise" - Public Service Enterprise Group Incorporated, the ultimate parent corporation of the controlled group of corporations of which the Company is a member.
            (j) "Enterprise Common Stock" - the Common Stock, without par value, of Enterprise.
            (k) "Final Incentive Award" - the amount awarded to a Participant in accordance with Paragraph 9 of this Plan.
            (l) "Participant" - such employees of the Company as may be designated by the Committee to participate in this Plan.
            (m)  "Plan"  -  this  Community  Energy  Alternatives   Incorporated
      Executive Long-Term Incentive Compensation Plan.
            (n) "Plan Year" - the calendar year.
            (o) "Retirement" - termination of employment with the Company (i) at or after the age of 62 or (ii) under circumstances entitling the Participant to an immediately


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      payable  retirement  benefit under the Public  Service  Electric and Gas
      Company Pension Plan.
            (p) "Subsidiary" - a corporation at least 80% of the voting shares of which are owned by this Company.
            (q) "Target Incentive Award" - the amount determined under Paragraph 6 of this Plan.
3.    Eligibility
            (a) The Committee may select such employees of the Company and its subsidiaries (individually or by position) for participation in the Plan upon such terms as it deems appropriate, due to the employee's responsibilities and opportunity to contribute substantially to the attainment of the long-term financial and operating objectives of the Company. A determination with respect to participation for any particular Award Cycle shall be made no later than the beginning of the Award Cycle, except that designation of Participants with respect to the first Award Cycle following adoption of the Plan shall be made within 30 days of the initial adoption of this Plan and selection of new hires for participation shall be made within 30 days of hire. Further, the Committee may adjust a Final Incentive Award of any Participant if the Committee deems it appropriate to so do reflect a change which may have occurred during an Award Cycle in such Participant's position or responsibilities.
            (b) Participation in the Plan in one Plan Year or Award Cycle shall not guarantee participation in any other Plan Year or Award Cycle. The Committee shall have sole discretion with respect to the selection of Participants or whether to suspend operation of the Plan for any period of time.
4.    Administration
            (a) The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select Participants, to designate the Target Incentive Award for each Participant, to determine Performance Objectives for an Award Cycle, to determine the amount of all Final Incentive Awards and to determine whether any such awards shall be paid in cash or in shares of Enterprise Common Stock. The Committee shall also have, subject to the provisions of the Plan, full and final authority to interpret the Plan, to establish and revise rules, regulations and guides relating to the Plan, to entertain appeals of Participants or beneficiaries regarding alleged adverse determinations under the Plan and to make any other determinations that it believes necessary or advisable for the administration of the Plan.
            (b) All decisions and determinations by the Committee shall be final and binding upon all parties, including shareholders, Participants, beneficiaries and other employees.
5.    Determination of Award Year
            Not later than 120 days after the close of each Award Cycle, the Committee shall, in its sole discretion, determine whether any Participant shall be granted a Final Incentive Award Performance Unit with respect to such Award Cycle.


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6.    Determination of Target Incentive Award
            Prior to each Award Cycle, or in the case of the first Award Cycle, within 30 days after the initial adoption of the Plan and, in the case of new hires selected for participation, within 30 days from the date of hire, the Committee shall approve a Target Incentive Award for each Participant based upon the Participant's position and potential to contribute to the attainment of the Company's long-term financial and operating objectives. The Target Incentive Award shall be expressed as a whole dollar amount equal to a percentage of the Participant's Base Salary.
7. Determination of Performance Objectives
            (a) Concurrent with the approval of Target Incentive Awards for Participants, the Committee shall establish Performance Objectives for the Company for the related Award Cycle. The Company's actual performance during an Award Cycle will be compared to these Performance Objectives in determining the amount, if any, of each Participant's Final Incentive Award. Performance Objectives shall be measurable criteria regarding the Company's quality of earnings, earnings growth, capacity growth and/or such other indicators selected by the Committee to reflect the Company's business plan for the related Award Cycle.
            (b) At the time that it approves Performance Objectives for an Award Cycle, the Committee shall assign to each a relative weight to be afforded the accomplishment of such Performance Objective in calculating the Final Incentive Award of each Participant.
8.    Determination of Achievement of Performance Objectives
            Within 90 days of the end of each Award Cycle, the Committee shall certify the extent to which the Company has achieved the several Performance Objectives which have been established for such Award Cycle. Certification shall be by resolution of the Committee, which resolution shall state the percentage of achievement of each respective Performance Objective. The determination of such achievement shall be by reference to the Company's audited financial statements.
9. Determination of Final Incentive Awards
            To determine each Participant's Final Incentive Awards, the Participant's Target Incentive Award shall be multiplied by an applicable
percentage   based  upon  the  Committee's   certification  of  the  Company's
achievement of its Performance Objectives for the Award Cycle and the following chart:

================================================================================
            Weighted Average                    Final Incentive Award* as
             Achievement of                        a Percent of Target
         Performance Objectives                      Incentive Award
--------------------------------------------------------------------------------
                 > 150%                                    200%
                 -
--------------------------------------------------------------------------------
                   125%                                    150%
--------------------------------------------------------------------------------
                   100%                                    100%
--------------------------------------------------------------------------------
                   75%                                     50%
--------------------------------------------------------------------------------
                 < 50%                                      0%
                 -
--------------------------------------------------------------------------------

      *Awards for weighted average achievement of Performance Objectives at levels above 50% and below 150%, but not shown above, are to be interpolated.

================================================================================
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10.   Payment of Final Incentive Award
            Unless the Participant has elected, pursuant to Paragraph 11, to defer receipt of his/her Final Incentive Award, payment of such award shall be made within 30 days of the date that the Committee approves the amount of such award. The Committee shall determine, in its sole discretion, whether any such payment shall be paid in cash by check or in shares of Enterprise Common Stock. If the payment shall be made in shares of Enterprise Common Stock, the number of shares to be distributed shall be determined by dividing the amount of the Final Incentive Award (less any withholding required by law) by the average of the high and low sale prices of Enterprise Common Stock on the New York Stock Exchange on the date of distribution.
11. Election to Defer Award
            (a) A Participant may elect to defer receipt of all or any portion of a Final Incentive Award for an Award Cycle by so electing to make such deferral prior to the beginning of such Award Cycle. For the Award Cycle which includes the calendar year that the Plan is adopted, each Participant may elect to defer any portion of his or her Final Incentive Award for that Award Cycle, but only if such election is made within 30 days after the initial adoption of the Plan. Further, an employee who becomes a Participant after the commencement of an Award Cycle must make any election to defer any portion of his or her Final Incentive Award for such Award Cycle within 30 days of first becoming a Participant in the Plan. An election to defer the distribution of any part of a Participant's Final Incentive Award with respect to an Award Cycle shall be irrevocable after the commencement of such Award Cycle, except in the case of a hardship distribution under Paragraph 12.

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            (b)   If a Participant  elects a deferral  under this  Paragraph 11, the Participant shall also elect to have the related distribution from his or her Account commence either (1) within 30 days after the date of the Participant's termination of employment with the Company or, in the alternative,
(2) in the month of January of any calendar year following the Plan Year in which the amount so deferred is determined as elected by the Participant, but in no event later than the later of (a) the January of the year following the year of the Participant's 70th birthday, or (b) the January of the year following termination of employment. Any such election to defer receipt of a Final Incentive Award with respect to an Award Cycle shall be irrevocable after the commencement of such Award Cycle, except in the case of a hardship distribution under Paragraph 12.
            (c) If a Participant elects a deferral under this Paragraph 11, the Participant shall also elect to receive the related distribution from his Account in the form of (1) one lump-sum payment, or (2) annual distributions over a period of years up to 10 years. Any such election regarding distribution with respect to an Award Cycle shall be irrevocable after the commencement of such Award Cycle, except in the case of a hardship distribution under Paragraph 12.
            (d) Except as provided in Paragraph 11(c) hereof, at the end of the deferral period, the appropriate amount in the Participant's Account shall be distributed as a lump sum.
            (e) All deferral elections shall comply with such further rules and procedures as may be established by the Committee.

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12.   Hardship Distribution
            A Participant or legal representative may request a change in the timing of a distribution which has been deferred under Paragraph 11 by filing a written request therefor with the Committee. The Committee may, in its sole discretion, grant such request only if the Committee determines that an emergency beyond the control of the Participant exists and which would cause the Participant severe financial hardship if the payment of such amounts were not approved. Any such distribution for hardship shall be limited to the amount needed to meet such emergency. Any distribution under this Paragraph 12 shall be in a lump sum and shall be made within 30 days after the Committee grants such request for hardship distribution.
13. Participant Deferral Accounts
            Where the Participant has elected to defer all or a portion of his/her Final Incentive Award, in lieu of distribution thereof:
            (a) There shall be established an Account for each Participant for each Award Year which shall be credited with the amount of the Participant's Final Incentive Award. The Plan shall be unfunded. It is the intention of the Company that the Plan be unfunded for the purposes of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended. The Company shall not be required to segregate any amounts credited to any Participant's Account, which shall be established merely as an accounting convenience. Title to and beneficial ownership of any amounts credited to a Participant's Account shall at all times remain in the Company, and no Participant or beneficiary shall have any interest whatsoever in any specific assets of the Company. All amounts credited to Participant's Account shall at all times remain solely the property of the Company subject to the claims of its general creditors and available for the Company's use for whatever purpose desired.
            (b) The amount credited to a Participant's Account shall be treated for valuation purposes as if it had been used to purchase shares of Enterprise Common Stock on the date it is credited to the Participant's Account at a price equal to the average of the high and low sale prices of Enterprise Common Stock on the New York Stock Exchange on such date. For the purpose of valuing a Participant's Account, the equivalent shares so credited to a Participant's Account shall be treated as if they were to accrue dividends at the same rate as actual shares of such Enterprise Common Stock, and such equivalent dividends were used to purchase additional shares of such Common Stock at a price equal to the average of the high and low sale prices of such Enterprise Common Stock on the New York Stock Exchange on the dividend payment date.
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            (c)   When  a  distribution   or  partial   distribution   from  a
Participant's Account is to be made, such distribution shall be in money, by check. The amount distributed shall be equal to the equivalent number of shares otherwise distributable times the average of the high and low sale prices of Enterprise Common Stock on the New York Stock Exchange on the date of distribution.
14.   Termination
            (a) If the employment of a Participant by the Company is terminated on account of the Participant's death, Disability or Retirement after such Participant shall have completed at least one year of an Award Cycle, the Committee shall, if it determines that a Final Incentive Award may be earned for any such Award Cycle(s) which include the Plan Year of termination, prorate the Final Incentive Award(s) for that part of such Award Cycles in which the Participant was participating prior to such termination and the Company shall pay the prorated Final Incentive Award as soon as practicable after determination, unless otherwise determined by the Committee.
            (b) If the employment of a Participant is terminated for any reason other than death, Disability or Retirement, the Participant shall not receive any Final Incentive Award for that part of any uncompleted Award Cycle(s) in which the Participant was participating at the time of termination.
            (c) If a Participant becomes a Participant during an Award Cycle, any Final Incentive Award to the Participant shall be appropriately prorated from the time the Participant entered the Plan to the end of the Award Cycle.
            (d) In the case of a Participant's death, payment of the entire value of the Participant's Account under the Plan shall be made to the Participant's Estate. Such payment shall be made as a lump sum as soon as practicable after the Participant's death.
15.   Assignment
            No benefit under the Plan shall in any manner or to any extent be assigned, alienated or transferred by any Participant under the Plan or subject to attachment, garnishment or other legal process.

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16.   Plan Does Not Constitute an Employment Agreement
            This Plan shall not constitute a contract for the continued employment of any Participant by the Company. The Company reserves the right to modify a Participant's compensation at any time and from time to time as it considers appropriate and to terminate any Participant's employment for any reason at any time notwithstanding this Plan.
17.  Amendment or Termination of the Plan by the Company
            The Board of Directors of the Company may, in its sole discretion, amend, modify or terminate this Plan at any time, provided, however, that no such amendment, modification or termination shall materially adversely affect the right of a Participant in respect of a previously earned Final Incentive Award which has not been paid, unless such Participant or his or her legal representative shall consent to such change. If this Plan is terminated during any Award Cycle in which Participants have been selected to participate, the Board of Directors may authorize the Committee to prorate and make provision for payment of Final Incentive Awards for such a period.
18. What Constitutes Notice
            Any notice to a Participant or legal representative hereunder shall be given either by delivering it, or by depositing it in the United States mail, postage prepaid, addressed to such person's last-known address. Any notice to the Company or the Committee hereunder shall be given either by delivering it, or depositing it in the United States Mail, postage prepaid, to the Secretary, Community Energy Alternatives Incorporated, 80 Park Plaza, T4B, P. O. Box 1171, Newark, New Jersey 07101.
19.   Advance Disclaimer of Any Waiver
            Failure by the Company or the Committee to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of any such right or power at any other time or times.
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20.   Effect on Invalidity of Any Part of the Plan
            The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
21.   Plan Binding on Any Successor Owner
            Except as otherwise provided herein, this Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.
22.   Laws Governing This Plan
            Except to the extent federal law applies, this Plan shall be governed by the laws of the State of New Jersey.
23.   Miscellaneous
            The masculine pronoun shall also mean the feminine and vice versa wherever appropriate.
24.   Withholding
            The Company shall have the right to deduct from any payment any sums required to be withheld by federal, state, or local tax law. There is no obligation hereunder that any Participant or other person be advised in advance of the existence of the tax or the amount so required to be withheld.

25.   Effective Date
            This Plan shall be effective as of January 1, 1994. Notwithstanding anything to the contrary contained herein, no distributions shall be made under the Plan prior to April 1, 1997.